Max Maxfield, WY Secretary of State
FILED: 06/07/2013 03:50 PM
Original ID: 2010-000588847
Amendment ID: 2013-001507841

AMENDMENT TO ARTICLES OF INCORPORATION
(BY BOARD OF DIRECTORS OR INCORPORATORS)

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002--0020

Phone (307) 777-7311-7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

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1. The name of the corporation is: Mission Mining Company

2. Article III is amended as follows:

   The Company hereby authorizes three new classes of preferred stock as follows:

   Preferred Stock Series J, 10,000,000 shares at $0.0001 par value
   Preferred Stock Series K, 10,000,000 shares at $0.0001 par value
   Preferred Stock Series L, 10,000,000 shares at $0.0001 par value

   The rights and privileges of the Series J, K and L preferred stock will be determined by Board of Directors.

3. If the Amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are: None at present

4. The date of this amendment's adoption is: April 30, 2013

5. The amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

Date: April 30, 2013

Signed: [signature]
Dennis Atkins,
Title: Secretary

Rec... JUN 6 2013 Secreta... Wyo...

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

See attached Amendment

Signature: ____________________ **Date:** 06/04/2013
(mm/dd/yyyy)

Print Name: Dennis Atkins

Title: Secretary

Contact Person: Dennis Atkins

Daytime Phone Number: 405-330-8395 Email: dennisatkinscpa@gmail.com

Checklist

- [x] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [x] Please submit one **originally signed** document and one exact photocopy of the filing.

Received
JUN 6 2013
Secretary of State
Wyoming

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

Amount Paid: **$50.00**
Receipt #: **739671**
Receipt Date: **June 7, 2013**
Processed By: **MEGHAN CONNOR**
Corp #: **2010-000588847**
Doc Id #: **2013-001507841**

DO NOT PAY!
THIS IS NOT A BILL.

Mission Mining Company
6175 Plumtree Ln
Edmond, OK 73034

Payment	Reference	Amount
CHECK	1010	50.00
	TOTAL PAYMENT	**$50.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
			TOTAL CHARGES PAID		**$50.00** ✓

In Reference To:

Mission Mining Company

Comments:

SECRETARY OF STATE
State Capitol, 200 W. 24th St.
Cheyenne, WY 82002-0020

PAD or Billing Questions?
(307) 777-5343
SOSBilling@wyo.gov